SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 13, 2009

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”), together with the Board, approved grants of restricted stock to certain officers (the “Officer Awards”) of the Company pursuant to the Company’s 2005 Stock Incentive Plan. Pursuant to the Officer Awards, Steven R. Mumma, the Company’s Chief Executive Officer, President and Chief Financial Officer, was granted 62,000 shares of restricted stock of the Company, and Nathan R. Reese, the Company’s Vice President and Secretary, was granted 12,000 shares of restricted stock of the Company.  In addition, the Committee and the Board also approved the grant of 6,000 shares of restricted stock to each of the Company’s independent directors (the “Director Awards” and together with the Officer Awards, the “Stock Awards”).  In accordance with the Restricted Stock Award Agreements executed in connection with the Stock Awards, one-third of the shares under each of the Stock Awards became fully vested and non-forfeitable on the date of grant, with the balance of the restricted shares under the Stock Awards vesting ratably over two years beginning on the first anniversary of the date such restricted shares were granted.  A copy of the Form of Restricted Stock Award Agreement for Officers and the Form of Restricted Stock Award Agreement for Directors, pursuant to which the Stock Awards have been made, are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 8.01. Other Information.

The information with respect to the Director Awards set forth in Item 5.02 above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement for Officers.
10.2	Form of Restricted Stock Award Agreement for Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: July 14, 2009	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement for Officers.
10.2	Form of Restricted Stock Award Agreement for Directors.

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